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                                                                    EXHIBIT 99.1

          BANCORPSOUTH TO EXPAND ARKANSAS FRANCHISE WITH ACQUISITION OF
                         AMERICAN STATE BANK CORPORATION

      - American State Bank Corporation merger will expand BancorpSouth's extensive Arkansas banking presence into four northeast Arkansas counties

      - BancorpSouth merger will provide American State Bank customers with the financial and technological resources of a $10.8 billion financial services company

TUPELO, Miss., and JONESBORO, Ark., Aug. 10 /PRNewswire-FirstCall/ -- Officials of Tupelo, Mississippi based BancorpSouth, Inc. (NYSE: BXS) and American State Bank Corporation of Jonesboro, Arkansas announced today the signing of a definitive merger agreement pursuant to which American State Bank Corporation will merge with and into BancorpSouth, Inc. The transaction is subject to approval of American State Bank Corporation's shareholders and the approval of banking regulators. The merger will expand BancorpSouth's Arkansas presence into four northeast Arkansas counties while adding eleven additional branches. BancorpSouth currently operates 48 banking locations in 24 Arkansas cities and communities with approximately $1.7 billion in deposits.

American State Bank Corporation is a privately held Arkansas corporation headquartered in Jonesboro, Arkansas. The company is the parent of American State Bank, a wholly owned state chartered subsidiary bank with approximately $274 million in deposits and $342 million in assets as of June 30, 2005. Originally formed in 1908 as the Bank of Wilson in Wilson, Arkansas, American State Bank conducts banking business through eleven branches in Jonesboro, Paragould, Pocahontas, Marmaduke, Osceola and Wilson. The company also owns American State Trust and Financial Services, Inc., which provides trust services, investment brokerage, investment management and financial retirement and estate planning. American State Bank will merge with and into BancorpSouth Bank, a wholly owned subsidiary of BancorpSouth, Inc.

Jonesboro features a balanced economy and is the trade, cultural, medical and agricultural center of a 7,000 square mile area for approximately 500,000 people in northeastern Arkansas and southeastern Missouri. Jonesboro has one of the largest industrial parks in the state of Arkansas and is the home to Arkansas State University.

BancorpSouth Chairman and CEO Aubrey Patterson said, "BancorpSouth could not be more pleased with this planned combination with American State Bank. Frank Oldham and his colleagues have built a strong and growing franchise in this important region. We are committed to expanding our significant presence in Arkansas, and we want to be a contributor to the continuing economic success of these cities and communities."

American State Bank Corporation Chairman and CEO Frank Oldham said, "Our planned merger with BancorpSouth will enable us to partner with one of the most respected financial institutions in the South. BancorpSouth's unique style of community banking will allow us to continue to provide our customers with the local, hometown customer service to which they have become accustomed. We believe BancorpSouth's brand of banking, including their decentralized approach to day-to-day decision making supported by state-of- the-industry technology and products and services, will be well accepted in our markets."

BancorpSouth President and COO Jim Kelley added, "American State Bank has a continuous history of almost 100 years serving the northeast area of Arkansas. From my years in Arkansas banking, I've been well aware of American State Bank's outstanding management team and their dedication

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to providing their communities a high level of customer service. We welcome them to the BancorpSouth family."

Headquartered in Tupelo, Mississippi, BancorpSouth, Inc. is a financial holding company with $10.8 billion in assets. Its principal subsidiary is BancorpSouth Bank, a commercial and retail banking business operating approximately 250 banking and mortgage locations and approximately 235 automated teller machines in Arkansas, Alabama, Louisiana, Mississippi, Tennessee and Texas communities. The Bank also provides personal and corporate trust services as well as investment services through its subsidiary BancorpSouth Investment Services, Inc., and insurance services through BancorpSouth Insurance Services, Inc. BancorpSouth's common stock is traded on the New York Stock exchange under the symbol "BXS."

American State Bank Corporation was represented by Stephens, Inc. as its financial advisor in the proposed transaction.

FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED IN THIS NEWS RELEASE MAY NOT BE BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THEIR REFERENCE TO A FUTURE PERIOD OR PERIODS OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "MAY," "MIGHT," "WILL," "WOULD," OR "INTEND." THESE FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, THOSE RELATING TO BANCORPSOUTH'S FUTURE CHANGES AND THE EFFECTS OF THE MERGER.

WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE IN THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH FORWARD-LOOKING STATEMENTS, DUE TO A VARIETY OF FACTORS. THOSE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, FAILURE TO OBTAIN REQUIRED SHAREHOLDER OR REGULATORY APPROVALS, THE COMPANIES' FAILURE TO CONSUMMATE THE MERGER, INABILITY TO SUCCESSFULLY INTEGRATE THE COMPANIES AFTER THE MERGER, MATERIALLY ADVERSE CHANGES IN THE COMPANIES' FINANCIAL CONDITIONS, CHANGES IN ECONOMIC CONDITIONS AND GOVERNMENT FISCAL AND MONETARY POLICIES, FLUCTUATIONS IN PREVAILING INTEREST RATES, THE ABILITY OF BANCORPSOUTH TO COMPETE WITH OTHER FINANCIAL SERVICES COMPANIES, CHANGES IN BANCORPSOUTH'S OPERATING OR EXPANSION STRATEGY, GEOGRAPHIC CONCENTRATION OF BANCORPSOUTH'S ASSETS, THE ABILITY OF BANCORPSOUTH TO ATTRACT, TRAIN, AND RETAIN QUALIFIED PERSONNEL, THE ABILITY OF BANCORPSOUTH TO EFFECTIVELY MARKET ITS SERVICES AND PRODUCTS, BANCORPSOUTH'S DEPENDENCE ON EXISTING SOURCES OF FUNDING, CHANGES IN LAWS AND REGULATIONS AFFECTING FINANCIAL INSTITUTIONS IN GENERAL, POSSIBLE ADVERSE RULINGS, JUDGMENTS, SETTLEMENTS AND OTHER OUTCOMES OF PENDING LITIGATION, THE ABILITY OF BANCORPSOUTH TO MANAGE ITS GROWTH AND EFFECTIVELY SERVE AN EXPANDING CUSTOMER AND MARKET BASE, AND OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE FINANCIAL RESULTS OF FINANCIAL SERVICE COMPANIES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN BANCORPSOUTH'S NEWS RELEASES AND FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. WE UNDERTAKE NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE ON WHICH SUCH STATEMENTS WERE MADE.

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IN CONNECTION WITH THE PROPOSED MERGER, BANCORPSOUTH WILL FILE A REGISTRATION
STATEMENT ON FORM S-4 WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS OF BANCORPSOUTH AND AMERICAN STATE BANK CORPORATION ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE A PART OF THE REGISTRATION STATEMENT, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, BANCORPSOUTH AND AMERICAN STATE BANK CORPORATION. AFTER THE REGISTRATION STATEMENT IS FILED WITH THE SEC, IT WILL BE AVAILABLE FOR FREE, BOTH ON THE SEC'S WEB SITE (WWW.SEC.GOV) AND FROM BANCORPSOUTH'S AND AMERICAN STATE BANK CORPORATION'S CORPORATE SECRETARY.

SOURCE: BancorpSouth, Inc.

CONTACT: Financial, Nash Allen or Gary Bonds of BancorpSouth, +1-662-680-2330; or Frank Oldham of American State Bank Corporation, +1-870-268-4745; or Media, Randy Burchfield of BancorpSouth, +1-662-620-4302; or Frank Oldham of American State Bank Corporation, +1-870-268-4745